UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026 (July 31, 2026)

Warner Music Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway,

New York, New York , 10019

(Address of principal executive offices, including zip code)

(212) 275-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Operating Officer and Chief Financial Officer

On July 31, 2026, Armin Zerza stepped down for personal reasons as Chief Financial Officer and Chief Operating Officer of Warner Music Group Corp. (the “Company”). The Company has commenced a search for a new Chief Financial Officer.

Appointment of Acting Chief Financial Officer

In connection with Mr. Zerza’s departure, the Company appointed Louis Dickler to serve as the Company’s Acting Chief Financial Officer, effective July 31, 2026. Mr. Dickler served as the Company’s Acting Chief Financial Officer from November 11, 2021 to February 15, 2022 in connection with a temporary medical leave of absence taken by a former Chief Financial Officer of the Company. Mr. Dickler, age 48, has served as the Company’s Senior Vice President, Global Controller and Chief Accounting Officer since October 2011. Mr. Dickler began his career in the professional services industry as an audit manager at KPMG, before joining the Company as Associate Director of Corporate Finance in May 2005. In addition to serving as Acting Chief Financial Officer of the Company, Mr. Dickler will continue to serve as Senior Vice President, Global Controller and Chief Accounting Officer of the Company.

There are no arrangements or understandings between Mr. Dickler and any other person or persons pursuant to which Mr. Dickler was appointed as the Company’s Acting Chief Financial Officer, and there is no family relationship between Mr. Dickler and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions between the Company and Mr. Dickler that are reportable pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Operating Officer

In connection with Mr. Zerza’s departure, the Company appointed Co-Chairman and COO of Warner Records, Tom Corson, to serve as the Company’s Chief Operating Officer, effective July 31, 2026. Mr. Corson will also continue to serve as Co-Chairman and COO of Warner Records for a transition period. Mr. Corson, age 66, has served as Co-Chairman and COO of Warner Records since January 2018. Mr. Corson came to the Company from RCA Music Group where he spent nearly 18 years, ascending to President & COO. He began his music industry career as a college intern at IRS Records. Upon graduating from UCLA with a B.A. in Business/Economics in 1982, he joined the label as Director of West Coast Sales. He moved to A&M Records in 1985, advancing to VP of Marketing. Mr. Corson spent 1990 to 1996 at Capitol Records, where he was SVP of Marketing. From 1996 to 2000, he was SVP of Marketing at Columbia Records.

There are no arrangements or understandings between Mr. Corson and any other person or persons pursuant to which Mr. Corson was appointed as the Company’s Acting Chief Operating Officer, and there is no family relationship between Mr. Corson and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions between the Company and Mr. Corson that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 31, 2026

99.2	Press Release dated July 31, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warner Music Group Corp.

Date: July 31, 2026	By:	/s/ Paul Robinson
Paul Robinson Executive Vice President and General Counsel